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                                                                     Exhibit 8.2
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                              February 10, 2000



To the Parties Listed on Schedule A

          Re:  Deutsche Floorplan Receivables, L.P.
               Registration Statement on Form S-3
               Registration No. 333-74457

Gentlemen:

          We have acted as Special State Tax Counsel to Deutsche Floorplan Receivables, L.P. (the "Seller") in connection with the Seller's Registration Statement filed on Form S-3 (Registration No. 333-74457) as amended (the "Registration Statement"). You have asked our opinion with respect to certain State tax matters contained in the Prospectus Supplement which is included as part of the Registration Statement.

          In our opinion, the description of the Missouri income tax aspects of the offering contained in the Prospectus Supplement under the headings
"Summary - Tax Matters" and "State and Local Tax Consequences" is an accurate description of certain Missouri tax consequences of the Trust and the holders of the Certificates described therein.

          Our opinion is based on the Statutes of Missouri and rules and regulations promulgated thereunder, and interpretations thereof existing on this date. Our opinion represents judgements concerning complex issues and is not binding upon any taxing authority. No assurance can be given that the Missouri tax treatment described in the Prospectus Supplement will not be challenged, or that any such challenge would not be successful.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Bryan Cave LLP in the Prospectus Supplement under the headings "Summary - Tax Matters" and "State and Local Tax Consequences."

                              Very truly yours,

                              /s/ Bryan Cave LLP

                              BRYAN CAVE LLP
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                                   Schedule A



Deutsche Financial Services Corporation
655 Maryville Centre Drive
St. Louis, Missouri 63141

Deutsche Floorplan Receivables, L.P.
665 Maryville Centre Drive
St. Louis, Missouri 63141